POWER OF ATTORNEY

Know all by these presents, that James J. Kim, as President and Chief Executive Officer of EB Nevada, Inc. hereby constitutes and appoints Memma S. Kilgannon the true and lawful attorney-in-fact of EB Nevada, Inc. to:

          (1) execute for and on behalf of EB Nevada, Inc. as the beneficial owner (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules thereunder) of more than five percent or ten percent of one or more of the classes of equity securities issued by Electronics Boutique Holdings Corp. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the 1934 Act and the rules thereunder or
               Schedule 13D or 13G in accordance with Section 13(d) and 13(g) of the 1934 Act and the rules thereunder;

          (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5 and Schedule 13D and 13G and to timely file such form or schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

          (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned, as the President and Chief Executive Officer, hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Sections 13 or 16 of the 1934 Act or the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedule 13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of February, 1999.

                               EB Nevada, Inc.

                               By:  /s/ JAMES J. KIM
                                    Signature

                                    James J. Kim
                                    Print Name

                                    President and Chief Executive Officer
                                    Print Title



a:elec-13g.txt